UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COHESANT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2007
2007 ANNUAL MEETING
Item 1 — Election of Directors
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
SUMMARY COMPENSATION TABLE
Option Grants in Last Fiscal Year (Individual Grants)
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Employment and Severance Agreements
Long-Term Incentive Plans – Awards in Last Fiscal Year
Certain Relationships and Related Transactions
Item 2 — Ratification of Independent Auditors
Item 3 – Approve Amendment of the 2005 Long-Term Incentive Plan
FINANCIAL INFORMATION

COHESANT TECHNOLOGIES INC.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2007
     The Annual Meeting of Stockholders of Cohesant Technologies Inc. will be held at the new facility of the Company’s subsidiary CIPAR Inc., 23400 Commerce Park, Beachwood, Ohio 44122 on Friday June 15, 2007 at 12:00 noon, local time, for the following purposes:
1.	To elect six Directors;

2.	To ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal 2007;

3.	To approve an amendment to the 2005 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.
     The Board of Directors has fixed the close of business on April 18, 2007, as the record date for determining stockholders who are entitled to notice of the meeting and to vote.
     Your vote is important. Please complete, sign and return the enclosed Proxy in the return envelope provided for that purpose, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your Proxy and vote shares in person.
     The Proxy Statement accompanies this Notice.
Morris H. Wheeler
President and Chief Executive Officer
May 4, 2007
By Order of the
Board of Directors

COHESANT TECHNOLOGIES INC.
5845 West 82nd Street, Suite 102
Indianapolis, Indiana 46278
2007 ANNUAL MEETING
June 15, 2007
The Proxy and Solicitation
     This Proxy Statement is being mailed on May 4, 2007 to the stockholders of Cohesant Technologies Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2007 Annual Meeting of Stockholders to be held on June 15, 2007. Any stockholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in a subsequently dated writing or in the open meeting before any vote with respect to the matters set forth therein is taken. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted Proxy. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected. The proposals regarding ratification of the auditors and the amendment to the 2005 Long-Term Incentive Plan requires approval only by a majority of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of any vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.
Purposes of Annual Meeting
     The Annual Meeting has been called for the purposes of (1) electing six Directors; (2) ratifying the selection of Ernst & Young LLP as auditors of the Company for fiscal 2007; (3) approving an amendment to the 2005 Long-Term Incentive Plan; and (4) transacting such other business as may properly come before the meeting.
     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares of Common Stock represented by valid Board of Directors’ Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below and in favor of the proposals listed in Items 2 and 3 above.
     The Company has no knowledge of any other matters to be presented at the meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.
Voting Securities
     The Board of Directors has fixed the close of business on April 18, 2007 as the record date for determining stockholders entitled to notice of the meeting and to vote. On that date, 3,287,331 shares of Common Stock were outstanding and entitled to vote on all matters properly brought before the Annual Meeting.

Ownership of Voting Securities
     The following table sets forth, as of April 18, 2007, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares; (ii) each Director, (iii) each executive officer named in the Summary Compensation Table and (iv) all Directors and executive officers as a group:

			PERCENTAGE OF
NAME AND ADDRESS	AMOUNT AND NATURE OF		OUTSTANDING
OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP		SHARES OWNED
Morton A. Cohen 3690 Orange Place Suite 400 Beachwood, OH 44122	1,283,480	(1)(2)	39.0%

Clarion Capital Corporation 3690 Orange Place Suite 400 Beachwood, OH 44122	1,175,980		35.8%

Michael L. Boeckman	15,783		*

Dwight D. Goodman	60,655		1.8%

Richard L. Immerman	57,000		1.7%

Terrence R. Ozan	15,000		*

Stuart C. McNeill	147,357		4.5%

Robert W. Pawlak	61,415	(2)(3)	1.9%

Morris H. Wheeler	151,884	(2)(3)	4.6%

All directors and executive officers as a group (8 persons)	1,792,574	(4)	53.2%

*	Represents less than 1%

(1)	Includes 1,175,980 shares owned of record by Clarion Capital Corporation (“Clarion”), an entity of which Mr. Cohen is a principal.

(2)	Includes shares issuable upon exercise of options exercisable within 60 days of the date hereof as follows: Mr. Cohen, Mr. Boeckman, Mr. Goodman & Mr. Immerman 5,000 shares each, Mr. Ozan 15,000 shares, Mr. Pawlak 13,467 shares and Mr. Wheeler 36,200 shares.

(3)	Includes shares owned in the Company sponsored 401k Plan as of March 31, 2007 as follows: Mr. Pawlak 4,280 shares and Mr. Wheeler 5,727 shares.

(4)	Includes 84,667 shares issuable upon exercise of options exercisable within 60 days of the date hereof. Includes 10,007 shares owned in the Company sponsored 401k Plan as of March 31, 2007.
Item 1 — Election of Directors
     Six directors are to be elected at the Annual Meeting, to hold office from election until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following table sets forth certain information regarding the nominees, based upon data furnished to the Company by such persons as of April 1, 2007. All of the nominees are current Directors, with the exception of Stuart C. McNeill who was President of CIPAR, Inc. through March 31, 2007. Dwight Goodman, who has been a Director since 1994, is retiring and not standing for reelection at the Annual Meeting. He will assume the title of Director Emeritus. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

		DIRECTOR
NAME	PRINCIPAL OCCUPATION AND AGE	SINCE
Michael L. Boeckman	Chief Financial Officer and Administrative Partner of Cohen & Co.; age 60	1994

Morton A. Cohen	Chairman, Chairman and Chief Executive Officer of Clarion Capital Corp.; age 71	1994

Richard L. Immerman	President of BleachTech LLC; age 56	1998

Stuart C. McNeill	Director and Officer of GlobalCom Systems Inc.; age 43	N/A

Terrence R. Ozan	Director of Capgemini; age 60	2006

Morris H. Wheeler	President and Chief Executive Officer, Acting President of GCI; age 46	1996
     Michael L. Boeckman has been a Director of the Company since 1994. Mr. Boeckman has been Administrative Partner and Chief Financial Officer of Cohen & Co., a Northeast Ohio regional based accounting firm (no relation to Morton A. Cohen) for more than five years.
     Morton A. Cohen has been a Director of the Company since 1994. He was named Chairman of the Board effective September 2006, a position he also served from 1994 until December 2001. He served as the Company’s Chief Executive Officer from 1994 to January 1998. Mr. Cohen has been Chairman of the Board of Directors and Chief Executive Officer of Clarion Capital Corporation (“Clarion”), a small business investment company, for more than five years. Mr. Cohen is the father-in-law of Morris H. Wheeler.
     Richard L. Immerman has been a Director of the Company since 1998. Mr. Immerman has been President of BleachTech LLC, a manufacturer of sodium hypochlorite, since its inception in January 2002. Mr. Immerman is a partner of Chemical Ventures (marketer of magnesium chloride), a position he has held for over five years.
     Stuart C. McNeill has been a director and officer of GlobalCom Systems Inc, an internet marketing company, since January 2006. He was President of CIPAR Inc. from August 2005 until March 2007. Prior there to, Mr. McNeill was Chief Financial Officer and a director of CuraFlo Technologies

Inc. until its acquisition by the Company in August 2005. Prior to joining CuraFlo in November 2003, Mr. McNeill was founder and President of McNeill & Associates, a venture capital firm. Mr. McNeill currently serves as a director of Cellstop Systems Inc., a provider of wireless telemetry solutions.
     Terrence R. Ozan has been a Director of the Company since March 2006. Mr. Ozan was a member of the Global Management Committee, CEO of North American operations and the Managing Director of world wide consulting services of Capgemini from May 2000 until his retirement in June 2003. Prior there to, Mr. Ozan held various executive positions at Ernst & Young including CEO of Worldwide Consulting and Director of US Manufacturing Services. Mr. Ozan currently serves on the Board of Directors of Capgemini.
     Morris H. Wheeler has been a Director of the Company since 1996 and Chief Executive Officer and President since January 2002. In June 2004 Mr. Wheeler became Acting President of GCI. In 1999, Mr. Wheeler founded Drummond Road LLC, an investment management company involved in the management of the venture capital portfolio of Clarion. Prior to founding Drummond Road, from April 1998 to June 1999, Mr. Wheeler was the founder and Chief Executive Officer of sputnik7.com (formerly BlueTape, LLC), an Internet media company, which won a Webby for Music Entertainment. Mr. Wheeler holds a degree in economics from the University of Massachusetts at Amherst and a J.D. from the Yale Law School. Mr. Wheeler is the son-in-law of Morton A. Cohen, the Company’s major beneficial shareholder.
     Each non-employee director currently receives an annual retainer of $8,000, plus $750 and reimbursement for expenses for each meeting attended. Also, each non-employee director receives $1,500 and reimbursement for expenses for the Annual and Budget meetings attended. The Chairman of the Board receives an additional $10,000 and the Chairman of both the Audit and Compensation Committees receives an additional $5,000 for services performed at those positions. The Board of Directors currently has three standing committees; the Compensation Committee, the members of which are Michael Boeckman, Dwight Goodman (Chairman) and Terrence Ozan, and the Audit and Corporate Governance and Nominating Committees, the members of which are Michael Boeckman, Dwight Goodman (Chairman) and Richard Immerman.
     During the fiscal year ended November 30, 2006, there were seven meetings of the Company’s Board of Directors, three meetings of the Compensation Committee and two meetings of the Audit Committee and no meetings of the Corporate Governance and Nominating Committee. Each incumbent Director attended all of the Board and applicable committee meetings held during fiscal 2006. The Corporate Governance and Nominating Committee operates pursuant to a written charter which can be found on the Company’s website at www.cohesant.com. Stockholders wishing to suggest nominees for the 2008 Annual Meeting may do so by providing written notice to the Company in accordance with the provisions of the Corporate Governance and Nominating Committee’s charter. Each member of the Corporate Governance and Nominating Committee is an “independent director” as defined in the Nasdaq listing standards.
Audit Committee Report
     The following report of the Audit Committee describing the Committee’s discussions with the Company’s independent auditors and the Committee’s review of the Company’s audited financial statements.
     Management of the Company is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee operates pursuant to a written charter which can be found on the Company’s website at www.cohesant.com.
     In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The Company’s independent auditors also provided to the Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.
     Michael L. Boeckman has been designated by the Board of Directors as the “Audit Committee Financial Expert” under SEC rules and he also meets the NASD’s professional experience requirement.
     Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2006 as filed with the Securities and Exchange Commission.
     This report by the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts.
Audit Committee
Dwight D. Goodman, Chairman
Michael L. Boeckman
Richard L. Immerman
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of Forms 4 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that during the fiscal year ended November 30, 2006, all filing requirements applicable to its executive officers and Directors were timely met.
Executive Compensation
     The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended November 30, 2006, 2005 and 2004 for the Chief Executive Officer, the other two most highly compensated executives of the Company, and another officer whose disclosure would have been required but for the fact that he was not an executive officer at fiscal year-end. No other executive officer received compensation in excess of $100,000 during such years.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards
						Securities
				Other Annual	Restricted Stock	Underlying	All other
Name and Principal	Fiscal		Bonus	Compensation	Awards($)	Options (shares)	Compensation
Position	Year	Salary	(1)	(2)	(3)	(4)	(5)
Morris H. Wheeler President,	2006	$201,000	$118,147	$0	$0	17,500	$7,584
Chief Executive Officer &	2005	175,000	132,619	0	0	16,800	7,099
Acting President of GCI	2004	153,010	91,869	0	70,125	0	6,510

Stuart C. McNeill President – CIPAR Inc. (6)	2006	100,000	5,000	0	0	0	0

J. Stewart Nance President –	2006	130,000	40,682	0	0	0	7,462
CuraFlo Spincast Inc.,	2005	120,000	94,894	0	0	11,500	7,106
formerly President of CMI	2004	111,500	96,500	0	36,525	0	6,533

Robert W. Pawlak Chief	2006	108,000	35,699	0	0	11,500	5,279
Financial Officer &	2005	98,000	50,139	0	0	5,200	4,317
Secretary	2004	88,275	39,732	0	25,950	0	4,235

(1)	In the 2005 period includes reimbursement of $18,119 each for Mr. Wheeler and Mr. Nance and $12,079 for Mr. Pawlak for forgiveness of a portion of the loans for restricted stock which were repaid.

(2)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than 10 percent of the total of annual salary and bonus reported for the named executive officer.

(3)	The restricted stock awards reflect in the 2004 period shares granted in June 2004 which vested early based on certain performance objectives being met and shares granted in December 2004 which are fully vested. The dollar value of the restricted shares issued to the individuals are based on the Company’s stock prices on the dates of issue. The number and value of the aggregate restricted stock holdings on November 30, 2006 for individuals named in the table are as follows: Morris H. Wheeler 7,250 shares ($69,890), J. Stewart Nance 4,450 shares ($42,898) and Robert W. Pawlak 3,100 shares ($29,884).

(4)	Options were granted in December 2006 and 2005 as long term incentive compensation for fiscal 2006 and 2005.

(5)	Includes corporate contributions to the Company’s 401(k) Plan and dollar value of additional life insurance paid by the Company as reported on form W-2.

(6)	Mr. McNeill became an executive officer in 2006.
Option Grants in Last Fiscal Year (Individual Grants)
The following table provides information relating to the grant of stock options made in December 2006 representing fiscal 2006 compensation for individuals named in the compensation table.

	Number of Securities	% of Total Options	Exercise or
	Underlying Options	Granted to Employees	Base Price	Expiration
Name	Granted (1)	in Fiscal Year	($/Sh)	Date (2)
Morris H. Wheeler	17,500	17.9%	$8.80	12/26/2013
Stuart C. McNeill	—	—	—	—
J. Stewart Nance	—	—	—	—
Robert W. Pawlak	11,500	11.8%	$8.80	12/26/2013

(1)	Options become exercisable in four equal installments commencing December 26, 2007, the anniversary of the date of the grant.

(2)	Options were granted for a term of seven years, subject to earlier termination in certain events related to termination of employment.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the individuals named in the summary compensation table.

					Value of Unexercised
	SHARES		Number of Unexercised		In-The-Money Options at
	ACQUIRED ON	VALUE	Options at November 30, 2006		November 30, 2006
NAME	EXERCISE	REALIZED	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Morris H. Wheeler	50,000	$265,400	29,950	11,850	$127,468	$46,484
Stuart C. McNeill	0	0	0	0	0	0
J. Stewart Nance	13,000	77,090	11,417	5,083	37,107	15,103
Robert W. Pawlak	8,000	42,160	10,967	4,233	48,819	17,509
Employment and Severance Agreements
     The Company entered into an Employment Agreement with Morris H. Wheeler, its Chief Executive Officer in February 2007, effective as of December 1, 2006, the beginning of the fiscal year. The Agreement supersedes the previous agreement which was entered into in December 2001. The Agreement has a term of three years and automatically renews for an additional one year period unless one party notifies the other parties of its intention not to renew the Agreement at least six months in advance of its scheduled termination. Under the terms of the Agreement, Mr. Wheeler receives a salary of $220,000, adjusted annually for inflation. Mr. Wheeler is also eligible for an annual performance-based bonus under the Company’s applicable annual incentive plan. Further Mr. Wheeler is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company, and tax and financial planning advice. Mr. Wheeler’s employment can be terminated for “Cause” (as defined in the Agreement”). Employment can also be terminated by the Company without “cause” or by Mr. Wheeler for “good reason” (as defined in the Agreement). In the event of termination without “cause” or for “good reason,” Mr. Wheeler is entitled to compensation and the value of his benefits, payable in a lump sum, equal to the amount due for the term of the Agreement, but not less than 18 months, of his base salary and targeted annual bonus and benefits. Mr. Wheeler may elect to continue to receive medical insurance in lieu of receiving such benefits paid in a lump sum. Mr. Wheeler has agreed not to compete with the Company post-employment for a term of 18-months. In the event of a “change of control” of the Company, and Mr. Wheeler’s employment is terminated within two years thereof, his severance benefit is 2.99 times his then current annual salary and scheduled annual bonus, plus continuation of his medical insurance and car allowance. However, if any payments to or benefits under the Agreement would be subject to excise tax as an “excess parachute payment” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, such payments will be reduced to an amount below the Section 280G limit.
     Robert W. Pawlak, the Chief Financial Officer, is a party to a Non-Disclosure and Non-Competition Agreement that provides a severance payment of 12-month salary, plus continuation of medical and life insurance for one-year, if Mr. Pawlak’s employment is terminated by the Company without “cause” or by Mr. Pawlak for “good reason” (as defined in the Agreement). The severance benefit within two years following a “change of control” is two years of salary and bonus, less the amount of compensation received post-change of control, but not less than 12-months. In addition, the Company will continue Mr. Pawlak’s medical and life insurance for an 18-month period following such employment termination. Under the Agreement, Mr. Pawlak has agreed not to compete with the Company post-employment for a term of 12-months. However, if any payments to or benefits under the Agreement would be subject to excise tax as an “excess parachute payment” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, such payments will be reduced to an amount below the Section 280G limit.
Long-Term Incentive Plans – Awards in Last Fiscal Year
     None.
Certain Relationships and Related Transactions
     The Company paid fees of $43,334 and $50,000 in fiscal years 2006 and 2005, respectively to Drummond Road Capital (“Drummond”), an entity controlled by it chief executive officer Morris Wheeler, for the provision of office space for personnel and other management support. The agreement was terminated on May 31, 2006.
     The Company had a Financial Advisory Agreement with Clarion Management Ltd. (“Clarion”), an entity controlled by Morton A. Cohen, a Company Director. Under the agreement Clarion provided management support and performed additional specific projects. Clarion received $52,000 in fiscal year 2005; the agreement terminated at fiscal 2005 year-end.
Item 2 — Ratification of Independent Auditors
     The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP:

	Fiscal	Fiscal
	2006	2005
Audit Fees	$147,945	$111,000
Audit Related Fees	8,250	353,857
Tax Fees	9,155	57,015
All Other Fees	0	0

	$165,350	$521,872
Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements in the Company’s Form 10QSB Reports.
Audit Related Fees: Aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. In 2005 the fees were primarily derived from audit and due diligence fees in connection with the acquisition of CuraFlo.

Tax Fees: Aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In 2006 the fees were derived from various consultation. In 2005 the fees were primarily derived from tax return preparation and consultation primarily in connection with the acquisition of CuraFlo.
All Other Fees: none
     All services listed were pre-approved by the Audit Committee.
     The Audit Committee of the Board has considered whether the services described above are compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.
     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as auditors for the fiscal year ended November 30, 2007. The Audit Committee requests ratification of the appointment of Ernst & Young LLP by the stockholders at the Annual Meeting.
The Board of Directors recommends that each stockholder vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal 2007.
     Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Item 3 – Approve Amendment of the 2005 Long-Term Incentive Plan
     Pursuant to the provisions of the Company’s 2005 Long-Term Incentive Plan (the “Plan”), any officer, employee, director, advisor or consultant of the Company or any of its subsidiaries is eligible for non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, stock appreciation rights (“SARs”), and restricted stock awards, except for incentive stock options which can only be granted to persons who are employed by the Company and do not own more than 10% of the Company’s Common Stock. The Compensation Committee of the Board of Directors administers the Plan. The Committee has broad discretion to set the terms and conditions of the grants, provided that no grant may be exercisable more than ten years after the date of grant. Currently, there are approximately 150 employees and outside directors eligible to participate in the Plan.
     The Board of Directors has determined that it is desirable to amend the Plan to increase the aggregate number of shares that may be issued under the Plan by an additional 125,000 shares, to an aggregate of 425,000 shares. The Board believes this increase is necessary in order to continue to provide adequate incentives to eligible employees, directors and consultants. At November 30, 2006 there were only 67,266 shares available for grant and the Plan lacked sufficient shares for the grants that were proposed by management. The Board of Directors increased the number of authorized shares, subject to shareholder approval. The December 2006 and January 2007 grants totaling 115,000 options were made subject to stockholder approval of the increase in authorized shares. As a result of the proposed amendment increasing available shares by 125,000, the Company will have 77,266 shares available for future grants. There are currently 415,925 options outstanding, including the December 2006 and January 2007 grants, at an average exercise price of $7.78. On April 18, 2007 the last sale price of the Company’s common stock was $7.15.

The Board of Directors recommends that each stockholder vote “FOR” approval of the proposed amendment to the 2005 Long-Term Incentive Plan.
Deadline for Receipt of Stockholder Proposals for 2008 Annual Meeting
     Proposals of stockholders which are intended to be presented by such stockholders at the Company’s next annual meeting of stockholders to be held in 2008 must be received by the Company no later than January 4, 2008 in order that they may be included in the proxy statement and form of proxy relating to that meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Morris H. Wheeler
President and Chief Executive Officer
Indianapolis, Indiana
May 4, 2007
FINANCIAL INFORMATION
     UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO THE SECRETARY, COHESANT TECHNOLOGIES INC., 5845 WEST 82ND STREET, SUITE 102, INDIANAPOLIS, INDIANA 46278, A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-KSB, AS AMENDED (BUT WITHOUT EXHIBITS), WILL BE PROVIDED WITHOUT CHARGE.

5845 West 82nd Street, Suite 102
Indianapolis, IN 46278
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
COHESANT TECHNOLOGIES INC.
The undersigned appoints Morris H. Wheeler and Morton A. Cohen and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cohesant Technologies Inc. held of record by the undersigned at the close of business on April 18, 2007, at the 2007 Annual Meeting of Stockholders of Cohesant Technologies Inc. to be held on June 15, 2007 or at any adjournment thereof.
(Continued, and to be marked, dated, and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WITHHOLD
	FOR	AUTHORITY
1. ELECTION OF DIRECTORS:	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

Michael L. Boeckman, Morton A. Cohen, Richard L. Immerman, Stuart C. McNeill, Terrence R. Ozan, Morris H. Wheeler

		FOR	AGAINST	ABSTAIN
2.	THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO APPROVE THE AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.